UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 7, 2023, UroGen Pharma Ltd. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2017 Equity Incentive Plan (the “2017 Plan” and the 2017 Plan, as amended, the “2017 Amended Plan”) to increase the number of ordinary shares authorized for issuance under the plan by 450,000 shares. The 2017 Amended Plan was previously approved, subject to shareholder approval, by the Board on July 27, 2023.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the Annual Meeting. The voting results are set forth below.

Proposal 1 – Election of Directors

The shareholders elected the following eight individuals to serve as directors until the Company’s next annual meeting of shareholders and until their successors are elected. There were no nominees other than those listed below. The voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Arie Belldegrun, M.D., FACS	15,375,490	1,446,630	5,728,289
Elizabeth Barrett	16,643,305	178,815	5,728,289
Cynthia M. Butitta	16,547,666	274,454	5,728,289
Fred E. Cohen, M.D.	16,784,814	37,306	5,728,289
Stuart Holden, M.D.	16,791,776	30,344	5,728,289
James A. Robinson, Jr.	16,796,331	25,789	5,728,289
Leana S. Wen, M.D., M.Sc.	16,795,107	27,013	5,728,289
Daniel Wildman	16,796,230	25,890	5,728,289

Proposal 2 – 2017 Amended Plan.

The shareholders approved the 2017 Amended Plan. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,600,563	3,210,096	11,461	5,728,289

Proposal 3 – Performance Stock Units

The shareholders approved a grant of Performance Stock Units to the Company’s Chief Executive Officer under the 2017 Amended Plan. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,115,279	3,363,390	343,451	5,728,289

The above voting results for Proposal 3 includes 326,941 “FOR” votes by Elizabeth Barrett, who has a “personal interest” in the proposal under the Israeli Companies Law 759-1999, as amended from time to time, and the regulations promulgated thereunder.

Proposal 4 - Advisory vote on the compensation of the Company’s named executive officers.

On an advisory basis, the shareholders approved the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,668,197	3,118,618	35,305	5,728,289

Proposal 5 - Engagement of PricewaterhouseCoopers LLP as independent auditor.

The shareholders approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent auditor until the Company’s 2024 annual meeting of shareholders. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,507,002	16,731	26,676	0

Brokers were entitled to cast votes on this proposal without voting instructions from the beneficial owners of the shares. As a result, there were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2023	UROGEN PHARMA LTD.

	By:	/s/ Don Kim
Don Kim
Chief Financial Officer